UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported):

February 3, 2021

TCR2 THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38811	47-4152751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Binney Street, Suite 710 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 949-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCRR	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2021, the Board of Directors (the “Board”) of TCR2 Therapeutics Inc. (the “Company”) unanimously appointed Shawn Tomasello to fill a newly created vacancy on the Board resulting from an increase in the size of the Board from seven (7) to eight (8) directors. Upon her appointment, Ms. Tomasello became a member of the slate of Class I directors with terms expiring at the 2022 Annual Meeting of Stockholders of the Company. The Board has determined that Ms. Tomasello qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. Ms. Tomasello will serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Ms. Tomasello has also entered into the Company’s standard form of indemnification agreement.

For her service on the Board, Ms. Tomasello will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Currently, non-employee directors generally receive, among other things (i) an annual cash retainer of $35,000 and (ii) an initial equity award with a fair market value equal to $400,000 on the date of grant. In addition, Ms. Tomasello will receive cash compensation for serving as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee, as described in the Company’s 2020 Proxy Statement filed with the Securities and Exchange Commission on August 14, 2020.

There are no arrangements or understandings between Ms. Tomasello and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Tomasello and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Tomasello is qualified to serve on the Board based on her leadership experience in commercial and medical affairs at various companies in the industry in which the Company operates.

A copy of the Company’s press release announcing the appointment of Ms. Tomasello is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by TCR[2] Therapeutics Inc. on February 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCR[2] THERAPEUTICS INC.

By:	/s/ Mayur (Ian) Somaiya
Name:	Mayur (Ian) Somaiya
Title:	Chief Financial Officer

Date: February 4, 2021